Exhibit 99.1

FOR IMMEDIATE RELEASE
January 22, 2014
Contact: Investor Inquiries:
Casey Farrell, ViewPoint Financial Group, Inc.
972-801-5871/shareholderrelations@viewpointfinancialgroup.com

Media Inquiries:
Mary Rische, ViewPoint Bank
972-758-1554/mary.rische@viewpointbank.com

ViewPoint Financial Group, Inc. Announces Dates of
Fourth Quarter Earnings Release, Conference Call and Annual Meeting

PLANO, Texas, January 22, 2014 -- ViewPoint Financial Group, Inc. (NASDAQ:VPFG) (the “Company”), the holding company for ViewPoint Bank, N.A., today announced that it plans to release its fourth quarter 2013 results after the close of the market on Tuesday, February 4, 2014. The earnings release will be available on the Company’s website, www.viewpointfinancialgroup.com. The Company will also host an investor conference call to review the results on Wednesday, February 5, 2014, at 8 a.m. Central Time. Participants are asked to call (toll-free) 1-888-317-6016 at least five minutes prior to the call. International participants are asked to call 1-412-317-6016 and participants in Canada are asked to call (toll-free) 1-855-669-9657.

The call and corresponding presentation slides will be webcast live on the home page of the Company's website, www.viewpointfinancialgroup.com. An audio replay will be available one hour after the conclusion of the call at 1-877-344-7529, Conference #10039602. This replay, as well as the webcast, will be available until the Company’s next quarterly webcast/conference call.

The Company also today announced that it will be holding its Annual Meeting of Shareholders on Monday, May 19, 2014. The record date for determining who may vote at the meeting has been fixed as March 28, 2014. More information about the Annual Meeting will be sent to Company shareholders in April 2014.

ViewPoint Financial Group, Inc. is the holding company for ViewPoint Bank, National Association. ViewPoint Bank, N.A. operates 31 community bank offices, including two First National Bank of Jacksboro locations in Jack and Wise Counties. For more information, please visit www.viewpointbank.com or www.viewpointfinancialgroup.com.